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                                                                     EXHIBIT 2.1


                                 AMENDMENT NO. 1

                            dated as of June 28, 2001

                                     TO THE

                             DISTRIBUTION AGREEMENT

                            dated as of May 12, 1999

                                      among

                           RJR NABISCO HOLDINGS CORP.
                 (to be renamed "Nabisco Group Holdings Corp.")

                                RJR NABISCO, INC.
             (to be renamed "R.J. Reynolds Tobacco Holdings, Inc.")

                                       and

                          R.J. REYNOLDS TOBACCO COMPANY


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                  AMENDMENT NO. 1 TO THE DISTRIBUTION AGREEMENT

         AMENDMENT NO. 1 TO THE DISTRIBUTION AGREEMENT, dated as of June 28, 2001 (the "Amendment"), by and between R.J. Reynolds Tobacco Holdings, Inc. ("RJR"), RJR Acquisition Corp., as successor in interest to Nabisco Group Holdings Corp. ("Acquisition"), and R.J. Reynolds Tobacco Company ("RJRT").

                                    Recitals

         WHEREAS, RJR Nabisco Holdings Corp. (renamed "Nabisco Group Holdings Corp." ("NGH")), RJR and RJRT entered into that certain Distribution Agreement, dated as of May 12, 1999 (the "Distribution Agreement") setting forth certain rights and obligations among the parties thereto;

         WHEREAS, Acquisition acquired NGH in December 2000;

         WHEREAS, Philip Morris Companies Inc. acquired Nabisco Holdings Corp. in December 2000;

         WHEREAS, RJR, Acquisition, as successor in interest to NGH, and RJRT desire to amend the Distribution Agreement;

         NOW, THEREFORE, the parties hereto agree as follows:

                                   Article 1:
                                   ---------

         Section 1.01 The following articles are hereby deleted in their entirety:

                           Article 2:       Restructuring
                           Article 3:       The Distribution
                           Article 4:       Employee Benefits
                           Article 5:       Certain RJRN Covenants
                           Article 6:       Access to Information
                           Article 9:       Certain Other Agreements

         Section 1.02 Article 1 is hereby amending by deleting the definitions of all capitalized terms not used in Articles 7, 8 and 10 of the Distribution Agreement.

         Section 1.03 Articles 7, 8 and 10 shall remain in full force and effect in accordance with the terms of the Distribution Agreement.



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         IN WITNESS WHEREOF, the parties to this Amendment have caused this
Amendment to be duly executed by their respective authorized officers as of the date first written above.



                                 R. J. REYNOLDS TOBACCO HOLDINGS, INC.

                                 By: /s/ McDara P. Folan, III
                                     ------------------------------------------
                                     Name:  McDara P. Folan, III
                                     Title: Vice President, Deputy General
                                            Counsel and Secretary



                                 RJR ACQUISITION CORP.

                                 By: /s/ Charles A. Blixt
                                     ------------------------------------------
                                     Name:  Charles A. Blixt
                                     Title:    President



                                 R. J. REYNOLDS TOBACCO COMPANY

                                 By: /s/ Lynn L. Lane
                                     ------------------------------------------
                                     Name:  Lynn L. Lane
                                     Title: Senior Vice President and Treasurer